UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 21, 2008

MARKWEST HYDROCARBON, INC.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-14841 (Commission File Number)	84-1352233 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202 (Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  Regulation FD Disclosure

On February 21, 2008, the Corporation and the Partnership issued a joint press release announcing the successful completion of the redemption and merger. The press release is furnished and attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information furnished pursuant to Item 7.01 in this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, unless the Corporation specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

ITEM 8.01 OTHER EVENTS.

At a special meeting of stockholders of MarkWest Hydrocarbon, Inc. (the “Corporation”) held today, the Corporation’s stockholders approved and adopted the previously announced Agreement and Plan of Redemption and Merger (the “Redemption and Merger Agreement”), dated September 5, 2007, by and among the Corporation, MarkWest Energy Partners, L.P. (the “Partnership”), and MWEP, L.L.C. a wholly owned subsidiary of the Partnership.

In addition, the Corporation’s stockholders voted to approve an amendment to the Corporation’s certificate of incorporation, which was necessary to provide for the redemption pursuant to the Redemption and Merger Agreement and to provide the Corporation’s stockholders appraisal rights in connection with the redemption.

Following stockholder approval, the redemption and merger closed today.  In connection with the redemption, the Corporation’s stockholders will receive an aggregate of approximately $241 million in cash.  In connection with the merger, the Corporation’s stockholders will receive an aggregate of approximately 15.5 million common units of the Partnership.  Each of the Corporation’s stockholders could elect to receive all cash, all common units, the “stated consideration” consisting of 1.285 common units and $20.00 in cash for each of their shares, or any combination thereof.  The stated consideration represents a 22% premium to the closing price of the Corporation’s common stock on September 5, 2007, the last trading day before the public announcement of the proposed redemption and merger.  The elections for cash or common units may be subject to proration and equalization procedures.  The Corporation’s common stock will no longer be traded on the American Stock Exchange after the close of business today.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits.

	99.1*	Press Release, dated February 21, 2008, announcing successful completion of the redemption and merger

* Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC.
(Registrant)

Date: February 21, 2008	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer